Exhibit 99.1

Almost Family Announces $350 Million Credit Facility;

Receipt of Regulatory Approvals for Acquisition

Louisville, KY, December 5, 2016 — Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today it has entered into a new five-year $350 million revolving credit facility that increases its financial flexibility through 2021 (the Facility). J.P. Morgan Securities LLC acted as lead book-runner and arranger, while Bank of America, N.A. acted as joint lead arranger under the Facility which replaces the Company’s previous $175 million credit facility.  The Facility includes an accordion feature which permits expansion up to $500 million.

The Company also announced that it cleared the necessary regulatory approvals for the previously announced agreement to acquire a controlling interest in the entity holding the home health and hospice assets of Community Health Systems, Inc. (NYSE: CYH) (CHS).  CHS Home Health, a provider of skilled home health and hospice services, currently operates 74 home health and 15 hospice branch locations in 22 states.  With the completion of this transaction, Almost Family will operate 340 branches across 26 states and its annual net revenue run rate is expected to exceed the $800 million mark.  The Company expects to fund the acquisition on December 30, 2016 the last day of its fiscal year.

William Yarmuth, Chief Executive Officer, commented, “We are extremely pleased to announce this larger facility along with having received the necessary regulatory approvals we need to close on the previously announced CHS joint-venture.  Both of these accomplishments will allow us to close on the transaction by the end of the year.  We look forward to getting this deal closed and getting started on our exciting new partnership.”

Steve Guenthner, President added: “We are very pleased with the results of our syndication effort providing us with a lower cost, Facility that now has the capacity to be as large as a half-billion dollars.  In addition to the leadership of JPMorgan in a successful syndication, we acknowledge the strong and consistent support of our existing bank group and welcome CapitalOne to our valuable consortium of credit providers.”

Other Matters

The Company also reminded investors of the following:

•                  The Company’s results of operations for the third quarter of 2016 included revenue from an annual payment of $4.3 million to its Imperium ACO-enablement subsidiary (reported in the Healthcare Innovations segment).  Under the Medicare Shared Savings ACO program, success-based revenues are recorded only once per year each third quarter, thus no additional success-based revenues, if any, will be recorded before the third quarter of 2017.

•                  As previously disclosed, final FY2017 Medicare reimbursement regulations are expected to reduce our reimbursement rates for FY2017 between 1% and 2%.  Since reimbursement is determined based on the ending date of each episode, these new rates will be in effect for a portion of the episodic revenue reported during the fourth quarter of 2016.

•                  The Company’s results for the fourth quarter of 2015 included new results of operations from businesses acquired in mid-third quarter 2015 (Ingenios and WillCare) and mid-fourth quarter 2015 (Blackstone).  The Company has completed no acquisitions in the third quarter of 2016 and, other than the timing of the CHS joint venture as described elsewhere in this release, the Company does not expect to complete any acquisitions in the fourth quarter of 2016.

•                  Approximately 25% of the Company’s revenues are generated in the state of Florida where Hurricane Matthew created some temporary disruption in early October.

•                  The Company expects to close the CHS joint venture transaction on December 30, 2016, with transfer of control of the operations to the Company at 12:01 AM December 31, 2016, which is the first day of the Company’s 2017 fiscal year.

The Company also noted that it will continue to aggressively pursue quality acquisitions of in-home healthcare service providers consistent with its stated strategy and the types of services its segments currently provide.

New Credit Facility Details

The $350 million facility includes a syndicate of five banks including JPMorgan Chase Bank, as Administrative Agent, Bank of America, Fifth Third Bank and Regions Bank, all existing syndicate banks that expanded their commitments and the addition of Capital One Bank.  The Facility extends the maturity profile of our bank commitment to December 2021.  The Facility may be used for general corporate purposes including acquisitions and also contains an accordion feature to increase total commitments to $500 million.  Borrowings, other than letters of credit, under the Facility generally will bear interest at a rate varying from LIBOR rate plus 1.50% to LIBOR rate plus 2.75%, depending on leverage (0.25% lower than the previous facility).  The Facility is secured by substantially all of the Company’s assets and the stock of its subsidiaries.

About Almost Family, Inc.

Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, New York, Connecticut, Kentucky, New Jersey, Massachusetts, Pennsylvania, Georgia, Wisconsin, Indiana, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Excluding the CHS joint venture, Almost Family operates 250 branch locations in sixteen U.S. states.

Forward Looking Statements

All statements, other than statements of historical facts, included in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms.  These forward-looking statements are based on the Company’s current plans, expectations and projections about future events.  Statements about the Company’s or CHS Home Health’s past financial results do not, and are not meant to, predict future results.  The Company can provide no assurance that such results and performance will continue.

Because forward-looking statements involve risks and uncertainties, the Company’s actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of regulatory approvals or third party consents on the terms desired or anticipated; the Company’s ability to obtain financing on the anticipated terms and schedule; disruptions of the Company’s and CHS Home Health’s current plans, operations and relationships caused by the announcement and pendency of the proposed transaction; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; unanticipated difficulties or expenditures relating to the proposed transaction, including, without limitation, difficulties that result in the failure to achieve expected synergies, efficiencies and cost savings from the proposed transaction within the expected time period (if at all); government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; changes in the marketplace and regulatory environment for Health Risk Assessments and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company’s financial performance, refer to the Company’s various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the fiscal year ended January 1, 2016, in particular information under the headings “Special Caution Regarding Forward-Looking Statements” and “Risk Factors.”  With regard to the Company’s investment in development-stage enterprises in its Healthcare Innovations segment, there can be no assurance that its operational and developmental objectives will be realized or that the Company’s investments will result in future returns.  The Company undertakes no obligation to update or revise its forward-looking statements.